UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2011 we entered into a consulting agreement with Shackleton Consulting Corp., a company incorporated in the province of British Columbia, pursuant to which Shackleton will act as our advisor in identifying business opportunities and strategic development. As consideration for acting as our advisor, we agreed to:

(a)	pay US $500 per hour up to a maximum of five hours per month;

(b)	reimburse pre-approved expenses and certain travel expenses as approved by our company; and

(c)	issue 100,000 share purchase options at a price of US $3.67 per option share for a period of five years.

The securities are being issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The consulting agreement is for a period of one year, unless extended, and may be terminated by either party with one month’s written notice.

A copy of the consulting agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is responsive to the information required by this Item 3.02 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Consulting Agreement dated March 30, 2011 with Shackleton Consulting Corp.
99.1	News release dated April 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer and Director
Date: April 12, 2011